EXECUTION COPY













                            SHARE PURCHASE AGREEMENT

                                      AMONG

                             SOFTBANK AMERICA INC.,

                           SOFTBANK FORUMS JAPAN, INC.

                                       AND

                             KEY3MEDIA EVENTS, INC.

                  COVERING THE PURCHASE OF ALL OF THE SHARES OF

                           SOFTBANK FORUMS JAPAN, INC.

                            DATED AS OF JUNE 1, 2001



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                                Table of Contents
                                -----------------
                                   (continued)
                                                                            Page
                                                                            ----

1.       PURCHASE, SALE AND EXCHANGE OF SHARES ...............................1

2.       CONSIDERATION .......................................................2
         2.1      PURCHASE PRICE .............................................2
         2.2      PAYMENT METHODOLOGY AND DATES ..............................2

3.       CLOSING .............................................................3
         3.1      DOCUMENTS TO BE DELIVERED BY SELLER TO BUYER ...............3
         3.2      DOCUMENTS TO BE DELIVERED BY BUYER .........................4
         3.3      FORM AND SUBSTANCE OF DOCUMENTS ............................4

4.       REPRESENTATIONS AND WARRANTIES BY SELLER ............................4
         4.1      CORPORATE ORGANIZATION .....................................4
         4.2      CAPITALIZATION; STOCK OWNERSHIP ............................4
         4.3      EQUITY INVESTMENTS .........................................5
         4.4      AUTHORITY ..................................................5
         4.5      NO VIOLATION ...............................................5
         4.6      FINANCIAL STATEMENTS .......................................5
         4.7      NO UNDISCLOSED LIABILITIES, ETC ............................6
         4.8      ABSENCE OF CERTAIN CHANGES .................................7
         4.9      TITLE TO AND CONDITION OF PROPERTIES AND ASSETS ............8
         4.10     CERTAIN PROPERTIES .........................................8
         4.11     TAX RETURNS ................................................9
         4.12     CONTRACTS .................................................10
         4.13     LITIGATION ................................................11
         4.14     INTANGIBLE PROPERTY .......................................11
         4.15     COMPLIANCE WITH LAWS ......................................12
         4.16     GOVERNMENTAL AUTHORIZATIONS AND REGULATIONS ...............12
         4.17     LABOR MATTERS .............................................12
         4.18     CERTAIN TRANSACTIONS ......................................12
         4.19     ACCOUNTING PRACTICES ......................................13
         4.20     MINUTE BOOKS ..............................................13
         4.21     INSURANCE .................................................13
         4.22     BANK ACCOUNTS; POWERS OF ATTORNEY .........................13
         4.23     BROKERS ...................................................13
         4.24     NO UNTRUE STATEMENTS ......................................13
         4.25     INTERCOMPANY INDEBTEDNESS .................................13
         4.26     APPROVAL FOR TRANSFER OF SHARES ...........................14

5.       REPRESENTATIONS AND WARRANTIES BY BUYER ............................14
         5.1      CORPORATE ORGANIZATION ....................................14
         5.2      AUTHORIZATION OF AGREEMENT; NO VIOLATION ..................14
         5.3      LITIGATION ................................................14

                                       i
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                                Table of Contents
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                                   (continued)
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         5.4      BROKERS ...................................................15
         5.5      AUTHORIZATION AND ISSUANCE OF COMMON STOCK ................15
         5.6      FINANCIAL STATEMENTS ......................................15
         5.7      NO UNTRUE STATEMENTS ......................................15

6.       POST-CLOSING COVENANTS OF SELLER ...................................15
         6.1      FINANCIAL STATEMENTS AND CERTIFICATE ......................15
         6.2      CONSENTS AND APPROVALS ....................................16
         6.3      SERVICES AGREEMENT ........................................16
         6.4      AFFILIATE DISCOUNTS .......................................17
         6.5      ADDITIONAL POST-CLOSING COVENANTS .........................17

7.       COVENANTS OF BUYER: CONSENTS AND APPROVALS .........................17

8.       CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO SELL THE SHARES .....17
         8.1      BUYER'S PERFORMANCE .......................................17
         8.2      OPINION OF COUNSEL ........................................17
         8.3      CONSENTS AND APPROVALS ....................................18

9.       CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO PURCHASE THE SHARES ..18
         9.1      SELLER'S PERFORMANCE ......................................18
         9.2      OPINIONS OF COUNSEL .......................................18
         9.3      CONSENTS AND APPROVALS ....................................18
         9.4      FAIRNESS OPINION ..........................................18

10.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION ........19
         10.1     SURVIVAL OF REPRESENTATIONS AND WARRANTIES ................19
         10.2     SELLER'S INDEMNIFICATION OBLIGATIONS ......................19
         10.3     BUYER'S INDEMNIFICATION OBLIGATIONS .......................20
         10.4     LIABILITY FOR TAXES .......................................20
         10.5     PROCEDURE FOR INDEMNIFICATION CLAIMS ......................21
         10.6     SETOFF ....................................................21

11.      NONCOMPETITION .....................................................21

12.      MISCELLANEOUS ......................................................22
         12.1     ASSURANCE OF FURTHER ACTION ...............................22
         12.2     EXPENSES ..................................................22
         12.3     WAIVER ....................................................22
         12.4     NOTICES ...................................................23
         12.5     ENTIRE AGREEMENT ..........................................23

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                                Table of Contents
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         12.6     RIGHTS UNDER THIS AGREEMENT; NONASSIGNABILITY .............23
         12.7     GOVERNING LAW, JURISDICTION AND VENUE .....................23
         12.8     HEADINGS; REFERENCES TO SECTIONS, EXHIBITS AND SCHEDULES ..24
         12.9     APPLICABLE CURRENCY .......................................24
         12.10    COUNTERPARTS/FACSIMILES ...................................24
         12.11    SEVERABILITY; CONSTRUCTION ................................24
         12.12    NO THIRD PARTY BENEFICIARIES ..............................24

                            SHARE PURCHASE AGREEMENT


         This share purchase agreement (the "Agreement") dated as of this first day of June, 2001, is entered into by and among KEY3MEDIA EVENTS, INC., a Delaware corporation, or its designee ("Buyer"), SOFTBANK AMERICA, INC., a Delaware corporation ("Seller") and SOFTBANK FORUMS JAPAN, INC., a corporation formed under the laws of Japan ("SB Forums").

                                    RECITALS

         WHEREAS, the Seller owns all of the 70,600 outstanding share capital (the "Shares") of SB Forums;

         WHEREAS, Buyer desires to purchase the Shares from Seller, and Seller desires to sell the Shares to Buyer in exchange for newly issued common stock of Buyer's parent, Key3Media Group, Inc., a Delaware corporation (the "KME Parent"), all upon the terms and conditions hereinafter set forth;

         WHEREAS, Buyer desires that SOFTBANK Media & Marketing Corp., a corporation formed under the laws of Japan, ("SBMM") to continue to provide services to SB Forums in exchange for the fees set forth in Schedule 6.3;

         WHEREAS, Buyer and Seller intend for the transactions contemplated by this Agreement to qualify as a tax-free exchange pursuant to Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended; and

         WHEREAS, the parties hereto desire to set forth certain representations, warranties and covenants made by each to the other as an inducement to the execution and delivery of this Agreement, and to set forth certain additional agreements related to the transactions contemplated hereby;

         NOW, THEREFORE, for and in consideration of the premises, the mutual representations, warranties and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. PURCHASE, SALE AND EXCHANGE OF SHARES.

         Upon the terms and conditions of this Agreement, Buyer agrees to purchase and accept delivery from Seller of, and Seller agrees to sell, convey, assign, transfer and deliver to Buyer, at the Closing (as defined below) provided for in Section 3, all of Seller's right, title and interest in and to the Shares, free and clear of any liens. After the Closing (as defined below), KME Parent will promptly commence a solicitation of its shareholders in order to approve the issuance of the KME Shares (as defined below) to Buyer in accordance with Section 312.03 of the New York Stock Exchange Listed Company Manual (the "Shareholder Approval"). Promptly upon receipt of the requisite Shareholder Approval, the KME Shares will be delivered to Seller.

2. CONSIDERATION.

   2.1 PURCHASE PRICE.

       (a) As consideration for the Shares, and subject to Section 1 of this Agreement, Buyer agrees to pay to Seller for the Shares and the Seller agrees to accept from Buyer as the purchase price for the Shares (the "Purchase Price") such number of shares of newly issued common stock, par value $.01 per share, of the KME Parent, free and clear of any liens (the "KME Shares") as shall have a Fair Market Value (as defined below) equal to the following amount:

       Purchase Price = EBITDA x 10

       Where:

       EBITDA = (a) the net income of SB Forums for the fiscal year ended December 2001, determined in accordance with generally accepted accounting principles in the United States of America, consistently applied ("GAAP"), without giving effect to: (i) extraordinary gains and losses from sales, exchanges and other dispositions of assets or securities not in the ordinary course of business, and (ii) nonrecurring items, plus, to the extent deducted in calculating net income, (b) the sum of, without duplication, (i) depreciation expense, (ii) amortization expense, (iii) interest expense and (iv) national and local income tax expense.

       (b) The "Fair Market Value" of the KME Shares is equal to $10.00 per share, which is based upon the following formula: the average of the closing prices of the KME Shares on the New York Stock Exchange (the "NYSE") during the ten (10) consecutive trading day period immediately preceding the Closing Date (as defined below); provided, however, in the event that the average closing price of the KME Shares for the ten (10) consecutive trading day period immediately preceding the Closing Date is equal to or less than $10.00 per share, then the Fair Market Value shall be equal to $10.00 per share; provided further, in the event that the average closing price of the KME Shares on the NYSE during the ten (10) consecutive trading day period immediately preceding the Closing Date is equal to or greater than $12.00 per share, then the Fair Market Value shall be $12.00 per share.

   2.2 PAYMENT METHODOLOGY AND DATES.

       (a) Seller represents and warrants that its initial good faith estimate of EBITDA (the "Estimated EBITDA") is Three Million Dollars ($3,000,000) and the estimated Purchase Price (the "Estimated Purchase Price") is Thirty Million ($30,000,000). Buyer shall deliver to Seller the Estimated Purchase Price in KME Shares, as adjusted pursuant to Section 2.3 of this Agreement, in accordance with Section 1 of this Agreement.

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

       (b) Subsequent to December 31, 2001 and prior to or on April 1, 2002, Buyer shall calculate the actual EBITDA and Purchase Price, which shall be definitive and binding for the purposes of this Agreement.

       (c) Buyer will engage Ernst & Young LLP to conduct an audit based on GAAP to determine the actual EBITDA of SB Forums for the fiscal year ending December 31, 2001. In the event that the actual EBITDA as calculated from such audit is greater than or equal to $2,800,000 and less than or equal to $3,200,000, then the Purchase Price shall be deemed paid in full. In the event that EBITDA (i) is less than $2,800,000, then Seller shall promptly pay to Buyer in KME Shares the difference between (a) the Estimated Purchase Price and (b) the product of the actual EBITDA multiplied by 10; or (ii) is greater than $3,200,000, then Buyer shall promptly pay to Seller in KME Shares the difference between (a) the Estimated Purchase Price and (b) the product of the actual EBITDA multiplied by 10. Any fractional share resulting from the calculations hereunder shall be rounded up to the next whole share. The number of KME Shares to be paid by Buyer to Seller, or returned by Seller to Buyer, shall be based upon the Fair Market Value of the KME Shares as of the Closing Date set forth in Section 2.1(b) above. This paragraph shall be subject, in all cases, to Section 1 of this Agreement.

   2.3 PURCHASE PRICE AND CORPORATE OVERHEAD ADJUSTMENT. The Purchase Price shall be reduced by the amount of $450,000 (i.e., 45,000 KME Shares) in order to compensate Buyer for the cash deficit of SB Forums. This reduction shall be taken from the first delivery of the KME Shares to Seller.

3. CLOSING.

   The closing of the purchase and sale of the Shares ("Closing") shall take place at the office of Sullivan & Cromwell, 125 Broad Street, New York, New York 10004 (or at such other place as the parties may mutually agree) at 5:00 o'clock p.m., local time, on June 1, 2001 ("Closing Date"). The Closing Date may be postponed to a later time and date by mutual agreement of the parties. If the Closing Date is postponed, all references to the Closing Date in this Agreement shall refer to the postponed date.

   3.1 DOCUMENTS TO BE DELIVERED BY SELLER TO BUYER. At the Closing, Seller shall:

       (a) deliver to Buyer or Buyer's designee certificates representing the Shares;

       (b) keep all SB Forums' contracts, books, records, and other data relating to the SB Forums' operations (with any electronic data being in a format compatible with the operating systems of Buyer) at the office of SB Forums; and

       (c) deliver such other documents, instruments or certificates as Buyer may reasonably request.


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   3.2 DOCUMENTS TO BE DELIVERED BY BUYER.

   Promptly upon receipt of the requisite Shareholder Approval, Buyer will deliver to Seller certificates representing the Estimated Purchase Price in KME shares, duly endorsed in blank by the KME Parent (the "KME Certificates").

   3.3 FORM AND SUBSTANCE OF DOCUMENTS. The documents and instruments referred to in Sections 3.1 and 3.2 shall be in form and substance satisfactory to counsel for the party to whom they are delivered.

4. REPRESENTATIONS AND WARRANTIES BY SELLER.

   Seller and SB Forums jointly and severally represent and warrant to Buyer as follows:

   4.1 CORPORATE ORGANIZATION. SB Forums is a corporation duly organized and validly existing under the laws of Japan and has the corporate power and authority to carry on its business as now being conducted and to own and operate the properties and assets now owned and being operated by it. SB Forums has delivered to Buyer a complete and correct copy of SB Forums' Articles of Incorporation as in effect on the date hereof and a certified copy of the commercial registry of SB Forums issued by the Minato Branch of the Tokyo Legal Affairs Bureau. SB Forums does not have any subsidiaries. No amendment or other document relating to or affecting such Articles of Incorporation or such commercial registry has been made or filed in any office of the Legal Affairs Bureau, and no action has been taken by SB Forums or its stockholders, directors or officers in contemplation of the making or filing of any such amendment or other document or in contemplation of the liquidation or dissolution of SB Forums. SB Forums has delivered to Buyer true copies of all resolutions duly adopted by its board of directors and stockholders which approved the transfer of all the issued and outstanding shares of the Company by Seller to Buyer and the execution by SB Forums of this Agreement; such resolutions have not been amended, modified or rescinded and remain in full force and effect and are the only resolutions adopted by SB Forums board of directors or any committee thereof or its stockholders relating to this Agreement.

   4.2 CAPITALIZATION; STOCK OWNERSHIP. The Shares constitute all of the outstanding share capital and outstanding equity interest, and rights to obtain any equity interest, in SB Forums. All of the Shares are owned, of record and beneficially, by Seller, free and clear of any liens or encumbrances. No individual, trust, estate, partnership, association, company or corporation (collectively, a "Person") other than Seller is or will be entitled to receive any payment with respect to the Shares. SB Forums holds no shares of its own capital. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized share capital of SB Forums are as set forth in its commercial registry and Articles of Incorporation or other organizational documents, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable corporate laws. All of the outstanding securities of SB Forums were issued in compliance with all applicable laws of Japan. None of such outstanding securities have been issued in violation of any preemptive rights, rights of first refusal or similar rights. There are no outstanding options, warrants, convertible securities, calls, rights, commitments, preemptive rights or agreements or instruments or understandings of any kind, character or nature whatsoever to which SB Forums is a party or by which SB Forums is bound, obligating SB Forums to issue, deliver or sell, or cause to be issued, delivered or sold, contingently or otherwise, additional shares of its share capital or any securities or obligations convertible into or exchangeable for such shares or to grant, extend or enter into any such option, warrant, convertible security, call, right, commitment, preemptive right or agreement. There are no outstanding obligations, contingent or otherwise, of SB Forums to purchase, redeem or otherwise acquire any shares of such entity's share capital. There are no voting trust agreements or other contracts, agreements, arrangements, commitments, plans or understandings restricting or otherwise relating to voting, dividend or other rights with respect to any of the Shares. SB Forum has no subsidiary in Japan or any other jurisdiction.

   4.3 EQUITY INVESTMENTS. SB Forums owns no direct or indirect beneficial or legal interest in any corporation, limited liability company, partnership, joint venture or other similar entity or venture.

   4.4 AUTHORITY. This Agreement has been duly executed on behalf of Seller and SB Forums, and constitutes a legal, valid and binding obligation of Seller and SB Forums enforceable against Seller and SB Forums in accordance with its terms.

   4.5 NO VIOLATION. Neither the execution, delivery or performance of this Agreement nor consummation of any of the transactions contemplated hereby (i) will violate or conflict with the certificate of incorporation or bylaws of Seller or the Articles of Incorporation of SB Forums, or (ii) will result in any breach of or default under any provision of any contract or agreement of any kind to which Seller or SB Forums is a party or by which Seller or SB Forums is bound or to which any property or asset of either of them is subject, (iii) is prohibited by or requires Seller or SB Forums to obtain or make any consent, authorization, approval, registration or filing under any statute, law, ordinance, regulation, rule, judgment, decree or order of any court or governmental agency, board, bureau, body, department or authority, or of any other person, (iv) will cause any acceleration of maturity of any note, instrument, or other obligation to which Seller or SB Forums is a party or by which Seller or SB Forums is bound or with respect to which Seller or SB Forums is an obligor or guarantor or (v) will result in the creation or imposition of any lien, claim, charge, restriction, equity or encumbrance of any kind whatsoever upon or give to any other person any interest or right (including any right of termination or cancellation) in or with respect to any of the properties, assets, businesses, agreements or contracts of Seller or SB Forums.

   4.6 FINANCIAL STATEMENTS. SB Forums has delivered to Buyer copies of the following financial statements:

       (a) The audited balance sheet of SB Forums as at December 31, 2000 and related statements of income and retained earnings and changes in financial position for the fiscal year ended on such date, together with supporting schedules and the reports thereon of SB Forums' certified public accountants (the audited balance sheet of SB Forums as at December 31, 2000 is referred to as the "Audited Balance Sheet" and December 31, 2000 is referred to as the "Audited Balance Sheet Date"); and

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

       (b) The unaudited balance sheet of SB Forums as at April 30, 2001 and related statements of income and retained earnings and changes in financial position for the three-month period ended on such dates together with supporting schedules, certified by the President and Chief Financial Officer of SB Forums (the unaudited balance sheet of SB Forums as at April 30, 2001 is referred to as the "Unaudited Balance Sheet" and April 30, 2001 is referred to as the "Unaudited Balance Sheet Date").

       (c) All of such financial statements are complete and correct and present fairly and accurately the financial position of SB Forums as at the respective dates of said balance sheets and the results of operations and changes in financial position of SB Forums for the respective periods then ended in conformity with GAAP applied on a basis consistent with that of the preceding periods. No uncollectible accounts receivable are reflected on any of said balance sheets without provision for an adequate reserve for uncollectible amounts; and as at April 30, 2001, there was no liability of any nature or in any amount that should properly be reflected or reserved against in a balance sheet prepared in conformity with GAAP applied on a basis consistent with that of the preceding periods which is not fully reflected or reserved against in the balance sheet of SB Forums referred to in this Section 4.6.

       (d) SB Forums has also delivered to Buyer an annual financial plan, including projected cash flows and projected EBITDA (as set forth in Section 2.2(a) of this Agreement), of SB Forums for the calendar year 2001. Such financial plan was prepared in good faith by the management of SB Forums, is based, where available, upon financial information for the calendar year 2001, and represents the current plans, objectives, intentions, forecasts and views of the management of SB Forums as to the environments in which SB Forums will conduct its business, its future business operations and its future performance. Nothing has come to the attention of Seller or SB Forums that causes it to believe that such annual financial plan is no longer accurate. For purposes of this Section 4.6 only, "GAAP" means Japanese GAAP; however, Seller represents and warrants that the financial statements prepared in accordance with Japanese GAAP do not differ materially from what such financial statements would state if they were prepared in accordance with United States GAAP.

   4.7 NO UNDISCLOSED LIABILITIES, ETC. Since April 30, 2001, (except for the transactions contemplated by this Agreement):

       (a) SB Forums has not incurred any liability or obligation (absolute, accrued, known or unknown, liquidated or unliquidated, due or to become due, contingent or otherwise) of any nature, other than liabilities and obligations incurred in the ordinary course of business, that would properly be reflected or reserved against in a balance sheet prepared in conformity with GAAP applied on a basis consistent with that used in the preparation of the Audited Balance Sheet; and

       (b) SB Forums has not acquired any amount of accounts receivable that are or are believed to be uncollectible, and the frequency and amounts of payments received by SB Forums with respect to the accounts receivable reflected on the consolidated balance sheet of SB Forums referred to in Section 4.6, do not, in retrospect, render inadequate the reserve for uncollectible accounts set forth on such balance sheet.

   4.8 ABSENCE OF CERTAIN CHANGES. Except for the execution and delivery of this Agreement, since December 31, 2000, SB Forums has not:

       (a) had any change in its condition (financial or otherwise), operations (present or prospective), business (present or prospective), properties, assets, or liabilities, other than changes in the ordinary course of business, none of which, singly or in the aggregate, has had or could reasonably be expected to have a material adverse change (or occurrence or condition reasonably likely to produce an adverse change), individually or in the aggregate, on the condition (financial or otherwise), operations (present or prospective), business (present or prospective), properties, assets or liabilities of SB Forums (a "Material Adverse Effect");

       (b) issued, sold or otherwise disposed of, or agreed to issue, sell or otherwise dispose of, any capital stock or any other security of SB Forums and has not granted or agreed to grant any option, warrant or other right to subscribe for or to purchase any capital stock or any other security of SB Forums;

       (c) incurred or agreed to incur any indebtedness for borrowed money in excess of $100,000 in the aggregate;

       (d) paid or obligated itself to pay in excess of $100,000 in the aggregate for fixed assets;

       (e) sold, transferred or otherwise disposed of, or agreed to sell, transfer or otherwise dispose of, any assets having a fair market value at the time of sale, transfer or disposition of $100,000 or more in the aggregate, or canceled, or agreed to cancel, any debts or claims, other than in the ordinary course of business;

       (f) mortgaged, pledged or subjected to any charge, lien, claim or encumbrance, or agreed to mortgage, pledge or subject to any charge, lien, claim or encumbrance, any of its properties or assets;

       (g) declared, set aside or paid any dividend (whether in cash, property or stock) with respect to any of its capital stock or redeemed, purchased or otherwise acquired, or agreed to redeem, purchase or otherwise acquire, any of its capital stock;

       (h) increased, or agreed to increase, the compensation or bonuses or special compensation of any kind of any of its officers, employees or agents by more than $50,000 over the rate being paid to them on December 31, 2000, other than normal merit and/or cost-of-living increases pursuant to customary arrangements consistent with SB Forums' past practice, or adopted or increased any benefit under any insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any such officer, employee or agent;

       (i) lost any major customer (i.e. comprising more than 3% of SB Forums' annual revenue) or had any material order canceled or knows of any threatened cancellation of any material order;

       (j) made or permitted any amendment or termination of any material contract, agreement or license to which it is a party, or entered into any transaction, other than in the ordinary course of business, or knows of any threatened cancellation of any such material contract, agreement or license;

       (k) made any change in its accounting methods or practices with respect to its condition, operations, businesses, properties, assets or liabilities;

       (l) made any charitable or political contribution or pledge in excess of $25,000 in the aggregate;

       (m) made any change to its tax reporting methods or practices with respect to its condition, operations, business, properties, assets or liabilities; or

       (n) received any notice of inquiry or audit regarding any Taxes from any taxing authority.

   4.9 TITLE TO AND CONDITION OF PROPERTIES AND ASSETS. SB Forums has good and marketable title in and to all of its properties and assets, including, without limitation, (i) all those used in its business and (ii) those reflected in the Unaudited Balance Sheet of SB Forums (except as sold or otherwise disposed of in the ordinary course of business), subject to no mortgage, pledge, conditional sales contract, lien, security interest, right of possession in favor of any third party, claim, or other encumbrance, except (i) the lien of current taxes not yet due and payable; (ii) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operation of SB Forums; and (iii) those that have otherwise arisen in the ordinary course of business. To the best of Seller's knowledge, the facilities, machinery, furniture, office and other equipment of SB Forums that are used in its business are in good operating condition and repair, subject only to the ordinary wear and tear of those assets, and neither SB Forums nor any property or asset owned or leased by it is in violation of any applicable ordinance, regulation or building, zoning, environmental or other law in respect thereof.

   4.10 CERTAIN PROPERTIES. SB Forums owns no real estate. SB Forums only leases real estate pursuant to a sublease arrangement with SBMM for the lease of the office space referenced in Schedule 6.3. SB Forums has provided to Buyer a true and complete copy of the lease currently in effect between SBMM and Kajima Corp. SB Forums has not received any written notice from any governmental agency, board, bureau, body, department or authority of any United States or foreign jurisdiction, with respect to the use of the real estate referenced in Schedule
6.3. The sublease pursuant to which SB Forums leases its real property is in full force

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

and effect and is valid and enforceable in accordance with its terms. There is not under any such lease any default by SB Forums, or any event that with notice or lapse of time or both would constitute such a default by SB Forums and with respect to which SB Forums has not taken adequate steps to prevent such default from occurring. To the best of Seller's knowledge, there is not under any such lease any default by any other party thereto or any event that with notice or lapse of time or both would constitute such a default thereunder by such party. Each property used in the business of SB Forums is reflected in the Unaudited Balance Sheet in the manner and to the extent required by Japanese GAAP.

   4.11 TAX RETURNS.

        (a) For the purposes of this Agreement, a "Tax" or, collectively, "Taxes," means any and all Japanese or other jurisdiction taxes, assessments and other governmental charges, duties, fees, levies, impositions and liabilities, including without limitation, income, gross receipts, profits, sales, use and occupation, and value added, ad valorem, transfer, gains, franchise, withholding, payroll, recapture, employment, excise, unemployment insurance, social security, business license, occupation, business organization, stamp, environmental, personal property, real property, worker's compensation, license, lease, service, service use, severance, windfall profits, customs and other taxes, together with all interest, fines, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity. For purposes of this Agreement, "Tax Returns" means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

        (b) SB Forums has (i) timely filed all Tax Returns required to be filed by it and all such Tax Returns are true and complete in all respects, (ii) paid all Taxes owed by it (whether or not shown or required to be shown on such Tax Returns), and (iii) paid all Taxes for which a notice of assessment or collection has been received (other than amounts being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the books of SB Forums), except for any such filings or payments that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. The unpaid Taxes of SB Forums for tax periods through the date of the Audited Balance Sheet and Unaudited Balance Sheet do not exceed the accruals and reserves for Taxes set forth on the Audited Balance Sheet and the Unaudited Balance Sheet by an amount that is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. The unpaid Taxes and the tax preparation fees with respect to such unpaid Taxes of SB Forums through the Closing Date (including Taxes for such periods that are not due until after the Closing Date) will not exceed the accruals or reserves for Taxes on the financial statements and the books and records of SB Forums on the Closing Date. No taxing authority has asserted any claim for Taxes, or to the knowledge of Seller, is threatening to assert any claims for Taxes; no waivers of time to assess any Tax are in effect and no requests for waiving of the time to assess any Tax are pending. SB Forums has withheld or collected and paid over to the appropriate governmental authorities (or are properly holding or such payment) all Taxes required by law to be withheld or collected. There are no liens for Taxes upon the assets of SB Forums (other than liens for taxes that are not yet due or that are being contested in good faith by appropriate proceedings).

        (c) SB Forums is not bound by any Tax indemnity, Tax sharing or Tax allocation agreement (whether written or unwritten or arising under operation of law as a result of being a member of a group filing consolidated, combined or unitary Tax Returns. SB Forums does not owe, nor will it owe, any amount under any such agreement or any liability for Taxes of any other Person.

   4.12 CONTRACTS. SB Forums is not a party to any written or oral:

        (a) contract with any labor union;

        (b) consulting contract or other contract for services involving a payment of more than $100,000 annually;

        (c) lease, other than the sublease between SB Forums and SBMM referenced in Schedule 6.3 hereof;

        (d) loan agreement, standby letter of credit, guarantee, performance bond, or instrument relating to any debt, other than as set forth on the financial statements of SB Forums;

        (e) contract or agreement restricting the ability of any person (including, but not limited to, any Shareholder) from freely engaging in any business or competing anywhere in the world;

        (f) contract not made in the ordinary course of business involving more than $100,000; or

        (g) other contract, except insubstantial contracts for supplies or services and which can be terminated within one year without cost.

   SB Forums is not a party to any contract with any governmental authority. SB Forums is not a party to any contract that could have a Material Adverse Effect. All material contracts or other agreements are in full force and effect and valid and enforceable by SB Forums in accordance with its terms. SB Forums is not in default in the observance or the performance of any term or obligation to be performed by it under any such contract. To the best of Seller's knowledge, no other person is in default in the observance or the performance of any term or obligation to be performed by it under any material contract with SB Forums. Seller does not know of any bid or contract proposal made by SB Forums that, if accepted or entered into, might result in a loss to SB Forums. SB Forums has delivered to Buyer true and complete copies of all contracts in effect on the date hereof.

   4.13 LITIGATION. There are no claims, actions, suits, proceedings, mediations, arbitrations or investigations, either at law or in equity, or before any commission or other administrative authority (collectively, a "Legal Proceeding") in any Japanese or other jurisdiction, of any kind now pending or, to the best of knowledge of Seller or SB Forums, threatened or proposed in any manner, or, to the best knowledge of Seller or SB Forums, any circumstances which should or could reasonably form the basis of any such Legal Proceeding involving SB Forums or any of the properties or assets of SB Forums. Neither SB Forums nor any of the SB Forums properties or assets is subject to any judicial or administrative judgment, order, decree or restraint.

   4.14 INTANGIBLE PROPERTY. For the purposes of this Agreement "Intangible Property" means trademarks, trademark applications, service marks, patents, patent applications, copyrights, trade names, trade secrets, discoveries, innovations, know-how, proprietary or confidential information, business strategies, plans and reports, outlooks, forecasts, copyrights in both published and unpublished works (including, without limitation, computer software, source code, object code, firmware, development tools, files and any media on which such is recorded), customer lists and domain names. Except as set forth in
Schedule 4.14(a), SB Forums does not own or use any Intangible Property. Each domain name, registered trademark, trade name, trademark application, copyright, patent or patent application (whether issued by the U.S. Patent and Trademark Office, European Union or other governmental authority) listed on Schedule 4.14(a) has been validly issued and is owned by SB Forums, and SB Forums has the exclusive rights to use all such domain names, registered trademarks, trade names, trademark applications, copyrights, patents or patent applications, free and clear of any encumbrances. Except as set forth in Schedule 4.14(b), SB Forums owns all Intangible Property necessary to conduct its operations and businesses. Neither Seller nor SB Forums knows of any claim, or any basis of any claim, that SB Forums has infringed any Intangible Property of any other person. Neither Seller nor SB Forums knows of any potential claim of infringement of any Intangible Property or proprietary right of any other person that has not been asserted but that, if asserted, could have a Material Adverse Effect, and there are no outstanding disputes or other disagreements with respect to any license or similar agreement or arrangement described in Schedule 4.14 or with respect to infringement by a third party of any of the Intangible Property owned by SB Forums. The consummation of the transactions contemplated in this Agreement will not cause or obligate SB Forums, or the Seller with respect to SB Forums, to grant any third party any rights or licenses with respect to any Intangible Property or pay any royalties or other amounts in excess of those being paid by SB Forums prior to the Closing. SB Forums has taken all steps reasonable to protect the confidentiality and trade secret status of any material confidential information of the company, including all confidential Intangible Property owned or used by SB Forum. All current employees of, and current consultants to, SB Forums have entered into valid and binding agreements with SB Forums sufficient to vest title in SB Forums of all Intangible Property created by such employee or consultant in the scope of his or her employment or consulting relationship with SB Forums.

   4.15 COMPLIANCE WITH LAWS. SB Forums conducts business only in Japan. SB Forums has complied with and is in compliance with all Japanese statutes, laws, ordinances, regulations, rules, permits, judgments, orders or decrees ("Laws and Regulations") applicable to it or any of its properties, assets, operations and businesses, and there does not exist any basis for any claim of default under or violation of any such Laws and Regulations except such defaults or violations, if any, that in the aggregate do not and would not be reasonably expected to have a Material Adverse Effect. SB Forums has not received any opinion or memorandum or legal advice from any legal counsel to the effect that it is exposed to any liability or disadvantage that is or may be material to SB Forums. SB Forums is in compliance with (i) all applicable requirements of all Japanese governmental authorities with respect to environmental protection, including, without limitation, regulations establishing quality criteria and standards for air, water, land and hazardous materials, (ii) all applicable Japanese laws and related rules and regulations regarding workplace safety and (iii) all applicable Japanese laws and related rules and regulations affecting labor union activities, civil rights or employment.

   4.16 GOVERNMENTAL AUTHORIZATIONS AND REGULATIONS. SB Forums has obtained all licenses, franchises, permits and other governmental authorizations material to the conduct of its business. Such licenses, franchises, permits and other governmental authorizations are valid, and SB Forums has not received any notice that any governmental authority intends to cancel, terminate or not renew any such license, franchise, permit or other governmental authorization. SB Forums holds all licenses, franchises, permits and other governmental authorizations the absence of any of which could have a Material Adverse Effect. The business of SB Forums is not being conducted, and no properties or assets of SB Forums relating thereto are owned or are being used by SB Forums, in violation of any statute, law, ordinance, regulation, rule or permit of any governmental entity or any judgment, order or decree, and neither Seller nor SB Forums knows of any alleged violation of any of the foregoing (including, but not limited to those relating to employment discrimination, occupational safety, hazardous waste, conservation or corrupt practices).

   4.17 LABOR MATTERS. No key employee has been given notice of termination of employment, and, to the knowledge of Seller or SB Forums, no key employee has the intention to leave his or her employment. All employee plans and employee benefits of any kind are set forth on the financial statements. SB Forums has performed in all material respects all obligations required to be performed by it under such plans and is in compliance with all applicable Japanese laws, rules and regulations relating to labor or employment. The consummation of the transactions contemplated in this Agreement will not entitle any officer or employee of SB Forums to any additional benefits or payments.

   4.18 CERTAIN TRANSACTIONS. There is no transaction, and no transaction now proposed, to which SB Forums was or is to be a party and in which any director or officer of SB Forums or any person owning of record or beneficially more than l0 percent of the outstanding capital stock of any class of the SB Forums or any associate of any such person had or has a direct or indirect material interest.

   4.19 ACCOUNTING PRACTICES. SB Forums makes and keeps accurate books and records reflecting its respective assets and maintains internal accounting controls that provide reasonable assurance that (i) transactions are executed with management's authorization, (ii) transactions are recorded as necessary to permit preparation of SB Forums' financial statements and to maintain accountability for the assets of SB Forums, (iii) access to the assets of SB

Forums is permitted only in accordance with management's authorization, and (iv) the reported accountability of the assets of SB Forums is compared with existing assets at reasonable intervals.

   4.20 MINUTE BOOKS. SB Forums' minute books, a complete copy of which has been provided to Buyer, contain complete and accurate records of all meetings and other corporate actions of its stockholders, Board of Directors and executive management and committees thereof from April 1, 1997 to the present.

   4.21 INSURANCE. All material properties and operations of SB Forums are insured for its benefit, in amounts deemed adequate by its Boards of Directors or management, against all risks usually insured against by persons operating similar properties or conducting similar operations in the localities where such properties are located or such operations are conducted under valid and enforceable policies issued by insurers of recognized responsibility. There are no claims in excess of $250,000 made under such policies and not contained on the financial statements. SB Forums has delivered to Buyer true and complete copies of all such policies as in effect on the date hereof. Such policies will continue to be in effect after the Closing.

   4.22 BANK ACCOUNTS; POWERS OF ATTORNEY. SB Forums has delivered to Buyer (i) a complete list of the name of each bank in which SB Forums maintains an account or safe deposit box, the names of all persons authorized to draw thereon or to have access thereto, and the number for each account and (ii) the names of all persons, if any, holding powers of attorney from SB Forums and an accurate and complete summary statement of the terms thereof.

   4.23 BROKERS. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by SB Forums and the Seller directly with Buyer and without the intervention of any other person and in such manner as not to give rise to any valid claim against any of the parties for any finder's fee, brokerage commission or like payment.

   4.24 NO UNTRUE STATEMENTS. No statement by the Seller or SB Forums contained in this Agreement, no public statement by SB Forums or by the Seller regarding SB Forums, and no written statement contained in any certificate or other document required to be furnished by the Seller or any officer, employee, counsel or other agent of SB Forums to Buyer pursuant to or in connection with this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements therein contained not misleading. There is no fact that has had, or in the future could reasonably be expected to have, a Material Adverse Effect, other than as specifically set forth as such in this Agreement or the Schedules.

   4.25 INTERCOMPANY INDEBTEDNESS. There is no intercompany indebtedness or payables between SB Forums and the Seller or an Affiliate (as defined in Rule 12b-2 under the Securities Exchange Act of 1934) of the Seller or SB Forums (collectively, "Intercompany Indebtedness"). Any and all Intercompany Indebtedness has been forgiven, and Buyer shall have no obligation with respect to any such Intercompany Indebtedness, including any tax liabilities related thereto. SB Forums has no third-party indebtedness for borrowed money except as set forth on the Audited Balance Sheet.

   4.26 APPROVAL FOR TRANSFER OF SHARES. The transfer of the Shares contemplated hereunder has been duly approved by all requisite corporate action of SB Forums and Seller.



5. REPRESENTATIONS AND WARRANTIES BY BUYER.

   Buyer represents and warrants to the Seller as follows:

   5.1 CORPORATE ORGANIZATION. Each of Buyer and KME Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has the corporate power and authority to carry on the business now being conducted by Buyer and to acquire and own the Shares. Immediately prior to the Closing, the authorized capital stock of KME Parent will consist of (A) 200,000,000 shares of preferred stock, (B) 200,000,000 shares of non-voting common stock, and (C) 200,000,000 shares of voting common stock. As of May 30, 2001, there were 65,058,000 shares of common stock of KME Parent issued and outstanding. KME Parent holds no shares of its own capital.

   5.2 AUTHORIZATION OF AGREEMENT; NO VIOLATION. Buyer's Board of Directors has duly authorized the execution and delivery of this Agreement and the purchase and the consummation of the other transactions contemplated hereby, by delegation of authority to a special committee of the Board of Directors. Buyer has delivered to Seller a true and complete copy, certified by its Secretary, of the resolutions which have been duly adopted by its Board of Directors authorizing such execution and delivery and such purchase and the consummation of such other transactions. Neither the execution, delivery or performance of this Agreement by Buyer nor the consummation of any of the transactions contemplated hereby (i) will violate or conflict with any provision of the Certificate of Incorporation or Bylaws of Buyer or (ii) except for the Shareholder Approval, will result in any breach of or default under any provision of any contract or agreement of any kind to which Buyer is a party or by which Buyer is bound or to which the properties or assets of Buyer are subject. Buyer has delivered to Seller copies of its Certificate of Incorporation and all amendments thereto and a copy of its Bylaws, which are true and complete copies of such instruments as in effect on the date of this Agreement. The KME Shares have been duly authorized and validly issued and are fully paid and non-assessable.

   5.3 LITIGATION. There are no actions, suits, proceedings or investigations, either at law or in equity, or before any commission or other administrative authority in any United States or foreign jurisdiction, of any kind now pending or threatened or proposed in any manner, or any circumstances which should or could reasonably form the basis of any such action, suit, proceeding or investigation, involving Buyer, KME Parent or any of its properties or assets that (i) question the validity of this Agreement or (ii) seek to delay, prohibit or restrict in any manner any action taken or contemplated to be taken by Buyer under this Agreement.

   5.4 BROKERS. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Buyer directly with the Seller and without the intervention of any other person and in such manner as not to give rise to any valid claim against any of the parties for a finder's fee, brokerage commission or like payment.

   5.5 AUTHORIZATION AND ISSUANCE OF COMMON STOCK. The KME Shares to be delivered pursuant to this Agreement shall be duly and validly authorized and, when issued by the KME Parent and delivered in accordance with the terms of this Agreement and the KME Parent's Amended and Restated Certificate of Incorporation, shall be duly and validly issued and fully paid and non-assessable.

   5.6 FINANCIAL STATEMENTS. The Annual Report on Form 10-K for the year ended December 31, 2000, and the report on From 10-Q for the period ended March 31, 2001, each filed by the KME Parent with the U.S. Securities and Exchange Commission (File Nos. 001-16061 and 333-36828, respectively) accurately reflect the financial condition and results of operations of the KME Parent for the dates and periods specified therein.

   5.7 NO UNTRUE STATEMENTS. No statement by Buyer contained in this Agreement and no written statement contained in any certificate or other document required to be furnished by any officer, employee, counsel or other agent of Buyer to the Seller pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements therein contained not misleading.

6. POST-CLOSING COVENANTS OF SELLER.

   6.1 FINANCIAL STATEMENTS AND CERTIFICATE. As soon as possible but in no event later than March 29, 2002, Seller will at its own expense cooperate with Ernst & Young LLP (the "Selected CPA"), who shall be engaged by Buyer to prepare in conformity with GAAP and to deliver to Buyer audited balance sheets of SB Forums as at December 31, 2001, and related statements of income and retained earnings and changes in financial position for the twelve-month period ended on that date, together with a report thereon by the Selected CPA, all of which shall be in form and substance satisfactory to Buyer. Seller will deliver to Buyer at the time of the delivery to Buyer of such financial statements a certificate executed by the Seller in which the Seller shall represent and warrant to Buyer that the financial statements and information provided by Seller to Buyer and/or Selected CPA with respect to the operations of SB Forums prior to the Closing
Date:

       (a) are complete and correct and present fairly and accurately the financial positions of SB Forums as of the Closing Date, and the results of operations of SB Forums for the five-month period ended on that date in conformity with GAAP;

       (b) no uncollectible accounts receivable are reflected on said financial statements without provision for an adequate reserve for uncollectible amounts;

       (c) as at the Closing Date, there was no material liability that should properly be reflected or reserved against in a financial statement prepared in conformity with GAAP which is not fully reflected or reserved against in said financial statements;

       (d) there are no matters of material importance relating to the condition (financial or otherwise), operations (present or prospective), business (present or prospective), property, assets or liabilities of SB Forums as of the Closing Date which have not been appropriately reflected or reserved against in said financial statements;

       (e) SB Forums has good and marketable title to all of its properties and assets as of the Closing Date, including those reflected in said financial statements (except as sold or otherwise disposed of in the ordinary course of business since the date of said financial statements), subject to no mortgage, pledge, conditional sales contract, lien or other encumbrance, except the lien of current taxes not yet due and payable;

       (f) the provisions for taxes due by SB Forums in said financial statements are sufficient for all unpaid Taxes, whether or not disputed or due, in respect of their businesses and operations for all periods ended prior to or on the Closing Date; and

       (g) Neither Seller nor SB Forums knows of any question relating to any of the Tax Returns or information returns of SB Forums which if determined adversely to SB Forums would result in the assertion of any Tax deficiency.

   6.2 CONSENTS AND APPROVALS. Seller and SB Forums shall use their best efforts to obtain prior to the Closing all consents, authorizations, and approvals under all statutes, laws, ordinances, regulations, rules, judgments, decrees, and orders of any court or governmental agency, board, bureau, body, department or authority or of any other person required to be obtained by Seller or SB Forums in connection with the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby.

   6.3 SERVICES AGREEMENT. From the Closing Date through and until December 31, 2006, SBMM shall, at the request of SB Forums, provide any and all of the services provided to SB Forums for the two year period prior to the Closing Date, as further set forth on Schedule 6.3, for the fees charged to SB Forums prior to April 1, 2001, as further set forth on Schedule 6.3, including, but not limited to, a sublease and/or space sharing agreement entitling SB Forums to continue to occupy the office space currently occupied by it and SB Forums' entitlement to receive any and all services related thereto, all on the same terms and conditions in existence during the two years prior to the April 1, 2001. In connection therewith, SBMM shall provide SB Forums with the consent of the landlord of such office space consenting to SB Forums' continued occupancy thereof.

   If Kajima Corp. requires SB Forums to vacate the premises while SBMM remains in possession of the premises pursuant to the Lease Agreement (as described in Schedule 6.3), then Seller shall reimburse SB Forums for all costs incurred by SB Forums in procuring a new lease agreement for the lease of comparable space from a third party.

   6.4 AFFILIATE DISCOUNTS. From the Closing Date, through and until December 31, 2006, Seller shall use its commercially reasonable best efforts to cause SB Forums to receive the same or equivalent discounts, rebates, or other cost reductions with respect to services performed by Seller or its affiliates as other similarly situated affiliates of Seller receive with respect to such services.

   6.5 ADDITIONAL POST-CLOSING COVENANTS. Seller will, within 10 business days after the Closing Date, use commercially reasonable best efforts to: (i) cause the execution of the amendment of the Consulting Services and Joint Venture agreements with Click2Learn to transfer such agreements and to release SB Forums from all benefits, obligations and liabilities thereunder; and (ii) cause Kajima Corporation to enter into an agreement granting SB Forums the right to share the SB Forums current office space with SBMM, in form and substance acceptable to Buyer. Seller shall use commercially reasonable best efforts to deliver to Buyer, within 90 business days after the Closing Date, evidence of registration in the name of SB Forums of all trademarks used in the business of SB Forums that were registered in the name of SOFTBANK Corp.

7. COVENANTS OF BUYER: CONSENTS AND APPROVALS.

   Except for the Shareholder Approval, Buyer shall use its commercially reasonable efforts to obtain prior to the Closing all consents, authorizations and approvals under all statutes, laws, ordinances, regulations, rules, judgments, decrees, and orders of any court or governmental agency, board, bureau, body, department or authority or of any other person required to be obtained by Buyer in connection with the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby.

8. CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO SELL THE SHARES.

   The obligations of Seller to sell the Shares is subject to the fulfillment prior to or at the Closing of the following conditions:

   8.1 BUYER'S PERFORMANCE. There shall not be any material error, misstatement or omission in the representations and warranties made by Buyer in this Agreement; all representations and warranties by Buyer contained in this Agreement or in any written statement delivered by Buyer to Seller pursuant to this Agreement shall be true in all material respects at and as of the Closing as though such representations and warranties were made at and as of said time (except (i) as contemplated by this Agreement and (ii) to the extent, if any, Seller shall waive the same); and Buyer shall have performed and complied with all the terms, provisions, and conditions of this Agreement to be performed and complied with by Buyer at or before the Closing.

   8.2 OPINION OF COUNSEL. Seller shall have received an opinion dated the Closing Date, of Goodwin Procter LLP ("Counsel for Buyer"), in form and substance satisfactory to Sullivan & Cromwell ("Counsel for Seller"), in form and substance as attached hereto as Exhibit A.

   8.3 CONSENTS AND APPROVALS. Except for the Shareholder Approval, Buyer shall have obtained all consents, authorizations and approvals under all statutes, laws, ordinances, regulations, rules, judgments, decrees and orders of any court or governmental agency, board, bureau, body, department or authority or of any other person required to be obtained by Buyer in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

9. CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO PURCHASE THE SHARES.

   The obligation of Buyer to purchase the Shares is subject to the fulfillment prior to or at the Closing of the following conditions:

   9.1 SELLER'S PERFORMANCE. There shall not be any material error, misstatement or omission in the representations and warranties made by Seller in this Agreement; all representations and warranties by Seller contained in this Agreement or in any written statement delivered by Seller to Buyer pursuant to this Agreement shall be true at and as of the Closing as though such representations and warranties were made at and as of said time (except (i) as contemplated by this Agreement and (ii) to the extent, if any, Buyer shall waive the same); and Seller shall have performed and complied with all the terms, provisions and conditions of this Agreement to be performed and complied with by Seller at or before the Closing.

   9.2 OPINIONS OF COUNSEL. Buyer shall also shall have received an opinion, dated the Closing Date, of Mori Sogo Law Offices, Japanese counsel for SB Forums, in form and substance satisfactory to Goodwin Procter LLP, in form and substance as attached hereto as Exhibit B. Buyer shall have received an opinion, dated the Closing date, of Sullivan & Cromwell, U.S. counsel for Seller, in form and substance satisfactory to Goodwin Procter LLP, Counsel for Buyer, in form and substance as attached hereto as Exhibit C.

   9.3 CONSENTS AND APPROVALS. Seller shall have obtained all consents, authorization and approvals under all statutes, laws, ordinances, regulations, rules, judgments, decrees and orders of any court or governmental agency, board, bureau, body, department or authority or of any other person required to be obtained by Seller, in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

   9.4 FAIRNESS OPINION. A special committee of the Board of Directors of the KME Parent (the "Special Committee") shall have received an opinion, in form satisfactory to Counsel to the Buyer, from an investment bank selected by the Special Committee, that the transactions contemplated by this Agreement are fair to the Buyer.

10. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION.

    10.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All statements contained in any certificate or other instrument delivered by or on behalf of Seller or Buyer, respectively, pursuant to this Agreement shall be deemed representations and warranties hereunder by the party delivering such certificate or instrument. All representations, warranties, and agreements made by Seller, or Buyer in this Agreement or pursuant hereto, including the schedules to this Agreement, and all statements contained in any certificate or other instruments delivered by or on behalf of the parties pursuant to this Agreement shall survive the Closing and any investigation made by or on behalf of any Seller or Buyer, as the case may be for a period of 24 months. Notwithstanding the foregoing, (i) any representations, warranties and agreements with respect to Taxes shall survive for the applicable statute of limitations and (ii) any representations, warranties and agreements with respect to title ownership shall survive indefinitely.

    10.2 SELLER'S INDEMNIFICATION OBLIGATIONS. Subject to the terms and conditions of this Section 10.2, Seller agrees to indemnify and hold Buyer, Buyer's Affiliates, and their respective officers, directors, employees, agents, successors and assigns harmless against and in respect of any and all debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, due or to become due or otherwise), monetary damages, fines fees, penalties, interest obligations, deficiencies, losses and expenses (including without limitation amounts paid in settlement, interest, court costs, costs of investigators, fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation) damages, claims, obligations, liabilities, interest, penalties, and expenses (including, without limitation, reasonable attorneys' fees and costs) (collectively "Damages") arising out of, connected with or related to this Agreement, including but not limited to, the following:

         (a) any and all debts, liabilities, and obligations of SB Forums of any nature, (whether absolute, accrued, known or unknown, liquidated or unliquidated, due or to become due, contingent or otherwise) existing or incurred on or prior to the Closing Date, or arising out of any transaction or event occurring on or prior to the Closing Date, to the extent that such debts, liabilities or obligations were not reflected or reserved against in the consolidated financial statements of SB Forums as at April 30, 2001, referred to in Section 4.6;

         (b) any and all Damages to Buyer resulting from the breach of any representation, warranty or covenant contained in this Agreement or any misrepresentation by Seller or SB Forums contained in this Agreement or any statement or agreement to be delivered or caused to be delivered by Seller or SB Forums pursuant to this Agreement or resulting from Seller's or SB Forum's failure to perform any provision of this Agreement to be performed by Seller or SB Forums;

         (c) any and all expenses, Taxes, debts, liabilities, and obligations of Seller or SB Forums incurred or to be incurred by Seller or SB Forums in the preparation of this Agreement and the performance of the terms and provisions of this Agreement;

         (d) and any and all actions, suits, demands, assessments or judgments with respect to any claim arising out of or relating to the subject matter of the indemnification; and

         (e) any and all Damages with respect to the purchase agreement between SB Forums and Y.K. Son Kosan regarding the planning and sponsorship of conferences and events relating to the computer industry.

    Seller acknowledges and agrees that the obligations under this Section 10.2 and otherwise under this Agreement are the sole obligations of Seller and that Seller shall have no right to contribution from SB Forums for any of Seller's indemnification obligations, Damages incurred or other liabilities relating to or arising from this Agreement. Seller also hereby fully and finally releases, acquits and forever discharges Buyer and KME Parent, and each of their present and former directors, officers, employees, representatives and agents, from and against any and all claims, demands, actions, suits, liabilities, losses and Damages, in connection with or arising out of Seller's relationship as a shareholder of KME Parent.

    10.3 BUYER'S INDEMNIFICATION OBLIGATIONS. Subject to the terms and conditions of this Section 10.3 and to Section 10.6 of this Agreement, Buyer agrees to indemnify and hold Seller, Seller's Affiliates and their respective officers, directors, employees, agents, successors and assigns harmless against any Damages, arising out of, connected with or related to this Agreement, including but not limited to, the following:

         (a) any misrepresentation or breach of warranty of Buyer contained in this Agreement or in any Schedule of Buyer or in any certificate delivered by Buyer at the Closing; provided that any claim for indemnification by Seller under this Paragraph (a) may be made no later than a date six months from and after the Closing Date; and

         (b) any breach of any covenant of Buyer contained in this Agreement.

    10.4 LIABILITY FOR TAXES. Seller shall be liable for, shall indemnify and hold the Buyer, Buyer's affiliates, and their respective officers, directors, employees, agents, successors and assigns harmless from and against, and shall make payment of (i) any Taxes imposed on the SB Forums attributable to any tax period ending prior to or on the Closing Date (the "Pre-Closing Period"), (ii) any Taxes of Seller or SB Forums resulting from or attributable to the transactions described in this Agreement, (iii) any Taxes of Seller or SB Forums for which Buyer is or may be liable under a transferee liability or similar theory, and (iv) with respect to any Tax periods that began before but end after the Closing Date, Taxes imposed for the portion of such periods that are deemed to close on the Closing Date.

    10.5 PROCEDURE FOR INDEMNIFICATION CLAIMS. In the case of any claim or demand of a third party that may give rise to a claim for indemnification by the Buyer or Seller, as the case may be hereunder (in such capacity, the "Indemnified Party"), or if the Indemnified Party obtains knowledge of any circumstance that may give rise to such a claim for indemnification hereunder, such Indemnified Party shall give prompt written notice of such claim, demand or circumstance (described in reasonable detail) to the Buyer or Seller, as the case may be (in such capacity, the "Indemnifying Party"); provided that the failure to provide such notice shall not affect the obligation of the Indemnifying Party hereunder except to the extent, if any, that the lack of prompt notice adversely affects the ability of the Indemnifying Party to defend against or diminish the losses arising out of such claim, demand or circumstance. The Indemnifying Party shall have the right to defend and to direct the defense against any such claim or demand, in its name or in the name of the Indemnified Party, as the case may be, at the expense of the Indemnifying Party, and with counsel mutually approved by the Indemnifying Party and Indemnified Party unless (i) such claim or demand seeks an order, injunction or other equitable relief against the Indemnified Party or (ii) the Indemnified Party shall have reasonably concluded that there is a conflict of interest between the Indemnified Party and the Indemnifying Party in the conduct of the defense of such claim or demand. Notwithstanding anything in this Agreement to the contrary, the Indemnified Party shall, at the expense of the Indemnifying Party, cooperate with the Indemnifying Party, and keep the Indemnifying Party fully informed, in the defense of such claim or demand. The Indemnified Party shall have the right to participate in the defense of any claim or demand with counsel employed at its own expense; provided, however, that, in the case of any claim or demand described in clause (i) or (ii) above or as to which the Indemnifying Party shall not in fact have employed counsel to assume the defense against such claim or demand, the reasonable fees and disbursements of such counsel shall be at the expense of the Indemnifying Party. The Indemnifying Party shall have no indemnification obligations with respect to any such claim or demand which shall be settled by the Indemnified Party without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. The Indemnifying Party shall not, without the written consent of the Indemnified Party, settle or compromise any action in any manner that would admit the fault or guilt of, or otherwise materially and adversely affect, the Indemnified Party.

    10.6 SETOFF. If from time to time and at any time Buyer shall be entitled to be paid any amount under the provisions of this Agreement, Buyer shall be entitled, if it so elects, to set off such amount against the then unpaid amount of the Purchase Price. Such right of set off shall be in addition to and not in substitution of any other rights Buyer shall be entitled to under the provisions of Section 10 of this Agreement or otherwise.

11. NONCOMPETITION.

    Neither the Seller, SBMM, nor any of their controlled Affiliates will, without the prior written consent of the Buyer, (a) for a period of five years after the Closing Date, directly or indirectly, anywhere in Japan engage in any promotional enterprise or activity which competes with the business as now conducted by SB Forums or any other trade show, conference or similar business hereafter conducted by Buyer (the "Prohibited Operations"), or directly or indirectly employ, engage, contract for or solicit the services in any capacity of any person who is employed by Seller in the operation of the SB Forums' business on the date hereof; or (b) use for its own benefit or divulge or convey to any third party, any confidential information relating to the SB Forums' business, including, without limitation, exhibitor, advertiser, customer, attendee and supplier lists, formulae, trade know-how, secrets, consultant contracts, pricing information, marketing plans, product development plans, business acquisition plans and all other information relating to the operation of the Business not in the public domain or otherwise publicly available. Information which enters the public domain or is publicly available loses its confidential status hereunder so long as neither the Seller nor its affiliates directly or indirectly cause such information to enter the public domain. Notwithstanding the foregoing, Seller's continuing ownership interest in the KME Parent shall not be a violation of this provision.

    The Seller acknowledges that the restrictions contained in this Section 11 are reasonable and necessary to protect the legitimate interests of the Buyer and were necessary to induce the Buyer to enter into this Agreement, and that any breach by the Seller of any provision hereof will result in irreparable injury to the Buyer. The Seller acknowledges that, in addition to all remedies available at law, the Buyer shall be entitled to equitable relief (without the necessity of posting any bond), including injunctive relief, and an equitable accounting of all earnings, profits or other benefits arising from such breach and shall be entitled to receive such other damages, direct or consequential, whether or not foreseeable or known to Seller, arising from such breach as may be appropriate.

    In the event that any court or other body of competent jurisdiction determines that the duration, geographic scope, or both, of this Section 11 are unreasonable and that such provision is to that extent unenforceable, the parties hereto agree that this Section 11 shall remain in full force and effect for the greatest time period and in the greatest areas that would not render it unenforceable.

12. MISCELLANEOUS.

    12.1 ASSURANCE OF FURTHER ACTION. From time to time after the Closing and without further consideration from Buyer, but at Buyer's expense, Seller shall execute and deliver, or cause to be executed and delivered, to Buyer such further instruments of sale, conveyance, assignment, transfer and delivery and take such other action as Buyer may reasonably request in order to more effectively sell, convey, assign, transfer and deliver and reduce to the possession of Buyer any and all of the Shares and consummate the transactions contemplated hereby.

    12.2 EXPENSES. Each of the parties will pay all of its own legal and accounting fees and other expenses incurred in the preparation of this Agreement and the performance of the terms and provisions of this Agreement. Seller shall bear all expenses and commission resulting from its sales and marketing efforts for the sale of the SB Forums. In addition, Seller shall pay all transfer, income and other taxes incurred by Seller in connection with the sale of the SB Forums pursuant to the terms of this Agreement

    12.3 WAIVER. The parties hereto may by written agreement (i) extend the time for or waive or modify the performance of any of the obligations or other acts of the parties hereto or

(ii) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement.

    12.4 NOTICES. All notices, requests or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed first class certified mail postage prepaid addressed as follows: if to Buyer, to Fredric Rosen, Key3Media Group, Inc., 5700 Wilshire Boulevard, Suite 325, Los Angeles, CA 90036, (with a copy to, Ned Goldstein, Esq. and Gilbert G. Menna, P.C.); if to Seller, to Ron Fisher (with a copy to Stephen A. Grant, Esq.); or to such other address as may have been furnished in writing to the party giving the notice by the party to whom notice is to be given.

    12.5 ENTIRE AGREEMENT. This Agreement, the schedules and exhibits attached hereto embody the entire agreement among the parties and there have been and are no agreements, representations or warranties, oral or written among the parties other than those set forth or provided for in this Agreement. This Agreement may not be modified or changed, in whole or in part, except by a supplemental agreement signed by each of the parties.

    12.6 RIGHTS UNDER THIS AGREEMENT; NONASSIGNABILITY. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but shall not be assignable by any party without the prior written consent of the other parties; provided, however, that Buyer may assign all or any part of its rights under this Agreement and delegate all or any part of its obligations under this Agreement to one or more corporations all or substantially all of the capital stock or equity interests of which are owned by Buyer, in which event all of the rights and powers of Buyer, and remedies available to it hereunder shall extend to and be enforceable by each such subsidiary. Seller may assign all or any part of its rights under this Agreement and delegate all or any part of its obligations under this Agreement to any affiliate under common control with, controlled by or controlling Seller or Softbank Corp., a Japanese corporation, including, without limitation, any other partnership or other entity of which any direct or indirect subsidiary of Softbank Corp. is a general partner or has investment discretion, or any employees of any of the foregoing, in which event all the rights and powers of Seller, and remedies available to it hereunder shall extend to and be enforceable by each subsidiary; provided, however that Seller may not delegate its obligations under this to any affiliate with a creditworthiness less than the creditworthiness of Seller.

    Nothing contained in this Agreement is intended to confer upon any person, other than the parties to this Agreement and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

    12.7 GOVERNING LAW, JURISDICTION AND VENUE. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. The parties hereto agree that all actions or proceedings initiated by either party hereto and arising directly or indirectly out of this Agreement which are brought pursuant to judicial proceedings shall be litigated in a Federal or state court located in the State of New York in the United States of America. The parties hereto expressly submit and consent in advance to such jurisdiction and agree that service of summons and complaint or other process or papers may be made by registered or certified mail addressed to the relevant party at the address to which notices are to be sent pursuant to this Agreement. The parties hereto waive any claim that a Federal or state court located in the State of New York is an inconvenient forum or an improper forum based on lack of venue.

    12.8 HEADINGS; REFERENCES TO SECTIONS, EXHIBITS AND SCHEDULES. The headings of the Sections, paragraphs and subparagraphs of this Agreement are solely for convenience and reference and shall not limit or otherwise affect the meaning of any of the terms or provisions of this Agreement. The references herein to Sections, Exhibits and Schedules, unless otherwise indicated, are references to sections of and exhibits and schedules to this Agreement.

    12.9 APPLICABLE CURRENCY. All monetary amounts set forth in this Agreement are intended to represent and be denominated in currency of the United States of America.

    12.10 COUNTERPARTS/FACSIMILES. This Agreement may be executed in any number of counterparts, each of which shall be an original, but which together constitute one and the same instrument. This Agreement may be executed by facsimile signature.

    12.11 SEVERABILITY; CONSTRUCTION. Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

    12.12 NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns.

    IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


                                          KEY3MEDIA EVENTS, INC.



                                          By:___________________________________
                                             President




                                          SOFTBANK AMERICA INC.



                                          By:___________________________________
                                             Title:



                                          SOFTBANK FORUMS JAPAN, INC.



                                          By:___________________________________
                                             Title:

                                          WITH RESPECT TO SECTIONS 6.3 AND
                                          11 ONLY;

                                          SOFTBANK MEDIA & MARKETING CORP.

                                          By:___________________________________

                                          Title:________________________________

                                 SCHEDULE 4.14

                               INTANGIBLE PROPERTY

4.14(a)
SEE ALSO, ATTACHMENT.

Application   Applied     Registration  Registration   Trademark       Targeted
  Number       Date          Number         Date                       Service

1992-249996   1992/9/30     3049834      1995/6/30     SEYBOLD             41
                                                       (in Japanese)

1992-249853   1992/9/30     3093085      1995/11/30    INTEROP             41

1992-249852   1992/9/30     3144857      1996/4/30     INTEROP             35

1992-249854   1992/9/30     3144858      1996/4/30     (Design A:          35
                                                       black triangle
                                                       and dots)

1992-249855   1992/9/30     3144859      1996/4/30     (Design A:          41
                                                       black triangle
                                                       and dots)

1992-249998   1994/9/30     3308650      1997/5/23     Seybold             41

1992-249856   1992/9/30     3345547      1997/9/12     SEYBOLD             41

1992-249858   1992/9/30     3366771      1997/12/19    DIGITAL WORLD       41

1992-58577    1995/6/14     4068519      1997/10/17    (Design B: N+I)     35

1995-58578    1995/6/14     4071697      1997/10/24    (Design B: N+I)     41

1992-249857   1992/9/30     3323115      1997/6/20     DIGITAL WORLD       41


Targeted Service
Class 35: Planning and operation of exhibitions for commercial or advertisement purposes, Advertisement service, Advise upon marketing, etc. Class 41: Planning and operation of seminars, etc.
Class 42: Database service, Test and Study of Computers


Application         Applied     Registration       Registration     Trademark                        Targeted
Number              Date        Number             Date                                              Service

1997-150322         1997/8/22   4248374            1999/3/12        Web INNOVATION                       35

1997-150325         1997/8/22   4248375            1999/3/12        TECHNOLOGY/PERFORMANCE/MANAGEMENT    35

1997-150326         1997/8/22   4248376            1999/3/12        STRATEGIC NETWORKS                   35

1997-150328         1997/8/22   4248377            1999/3/12        Web INNOVATION                       41

1997-150331         1997/8/22   4248378            1999/3/12        TECHNOLOGY/PERFORMANCE/MANAGEMENT    41

1997-150334         1997/8/22   4307174            1999/8/20        Web INNOVATION                       42

1997-150336         1997/8/22   4307175            1999/8/20        SUPPORT/SERVICES/CONFERENCE/&        42
                                                                    EXPO WEST

1997-150337         1997/8/22   4307176            1999/8/20        TECHNOLOGY/PERFORMANCE/MANAGEMENT    42

1997-150338         1997/8/22   4307177            1999/8/20        STRATEGIC NETWORKS                   42

1999-39405          1997/8/22   4358931            2000/2/4         Web INNOVATION                       35

1999-39406          1997/8/22   4358932            2000/2/4         SUPPORT/SERVICES/CONFERENCE/&        35
                                                                    EXPO WEST

1999-39407          1997/8/22   4358933            2000/2/4         TECHNOLOGY/PERFORMANCE/MANAGEMENT/   35
                                                                    CONFERENCE&EXPO

1997-150330         1997/8/22   Declined           -                SUPPORT/SERVICES/CONFERENCE/&        41
                                                                    EXPO WEST

1997-150333         1997/8/22   Declined           -                SOFTBANK                             42
                                                                    FORUMS/Interactive/CONFERENCE
                                                                    & EXPO

1999-39408          1999/5/7    4359975            2000/2/10        STRATEGIC NETWORKS                   35



Application         Applied     Registration       Registration     Trademark                        Targeted
Number              Date        Number             Date                                              Service

1999-88750          1999/9/30   Pending            Pending          Linux Conference                     35/41

2000-42269          2000/4/20   Pending            Pending          INTER P EYE                          35

2000-42270          2000/4/20   Pending            Pending          INTER P EYE                          35


                                  SCHEDULE 6.3

                            SERVICES TO BE PERFORMED
                       BY SOFTBANK MEDIA & MARKETING CORP.

Service                                                         Monthly Fee

1.* From the Closing Date, through and until                    715,838*
December 31, 2006, SBMM shall provide maintenance               (Japanese Yen)
services for SB Forums' computer network and human resource services consistent with past practices as requested by SB Forums with respect to the business of SB Forums. *This figure consists of a fee of 681,750 for services and 34,088 for consumption tax.

2.** For the term of the Lease Agreement, as                    2,457,589**
extended, between Kajima Corp. and SBMM (f/k/a                  (Japanese Yen)
SOFTBANK Publishing, Inc.), dated November 30,
2001, SBMM shall sublease to SB Forums the space currently occupied by SB Forums under the prior sublease arrangement between SBMM and SB Forums.
The sublease rental charge to SB Forums may only be increased upon an increase by Kajima Corp. to SBMM for the full premises, and only in an amount equal to the percentage increase by Kajima Corp.
to SBMM's lease rental charge for the same period.
**This fee includes office rent, utilities (water and electric) , interest on the self deposit, and consumption tax.